Exhibit 23.1


                         Consent of Independent Auditors

We consent to the use of our report dated February 15, 2000, in the Registration Statement (Form 10) of High Speed Net Solutions, Inc., for the registration of its common stock.

                                                     /s/ Ernst & Young LLP

Raleigh, North Carolina
February 18, 2000